EXHIBIT 10.2

SUN CONFIDENTIAL	Agreement No. 97061

Amendment No. 1 to Trademark License
between
Sun Microsystems, Inc. and Borland Software Corporation

THIS AMENDMENT NO. 1 (the “Amendment”) to the Trademark License dated December 29th, 2000 (Sun Legal Files Index no. 80636) (the “TML”) between Sun Microsystems, Inc., located at 901 San Antonio Road, Palo Alto, California 94303 (“Sun”) and Inprise Corporation, now known as Borland Software Corporation, located at 100 Enterprise Way, Scotts Valley California, 95066 (“Licensee”), is made and entered into by and between the same parties. The parties agree as follows:

1. The parties agree to amend the second paragraph of the TML to add the Java 2 Platform, Micro Edition, Connected Device Configuration and Foundation Profile (Agreement No. 90457) to the list of Technologies to which the TML applies and for which the collective term “SCSL”in the TML applies.

Except as expressly amended herein, the TML shall remain unaltered and in full force and effect. The parties have caused this Amendment to be executed by their authorized representatives.

Sun Microsystems, Inc.		Borland Software Corporation

By:	/s/ Neal Civjan	By:	/s/ Edward M. Shelton

Name:	Neal Civjan	Name:	Edward M. Shelton

	(printed or typed)		(printed or typed)

Title:	Director, Worldwide Sales Software and Technology Global Sales Operations	Title:	Sr. VP, Strategy

Date:	12/12/01	Date:	November 16, 2001

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